                                                                 Exhibit 10.21

                     AGREEMENT TO LIMIT FUTURE COMPETITION
                             (Executive positions)


     In consideration of the promises made by Firearms Training Systems, Inc. ("FATS"), to _____________, and vice versa, and the benefits which are contemplated to be derived by each from the employment by FATS of the Employee, Employee acknowledges and agrees that:

1. Employee is being employed by FATS as a __________. The responsibilities of this position include ______________.

2. This is a position within FATS related to executive functions. As an executive, Employee will have access to competitively sensitive information concerning marketing, financial, and technical aspects of FATS' business.

3. Employee acknowledges that FATS competes in the markets for computer-assisted, interactive firearms simulation systems, used for training and other purposes, and related software and hardware.

     Employee acknowledges that the companies listed on Attachment "A" compete with FATS in those markets. Employee further acknowledges and understands that Attachment "A" may be periodically updated and revised by the Company as market conditions change.

4. Employee acknowledges that Employee's executive skills and knowledge are usable in markets other than those in which FATS competes.

5. Employee agrees that, for a period of two (2) years following the termination of his/her employment with FATS:

          He/she will not be employed in an executive capacity by any of the businesses listed on Attachment "A", as such attachment may be revised from time to time;

                                      and

          He/she will not use his/her executive skills, knowledge, or expertise, for the benefit of any of the businesses listed on Attachment "A", as such attachment may be revised from time to time;

                                      and

          He/she will not permit his/her executive skills, knowledge, or expertise to be used by or for the benefit of any of the businesses listed on Attachment "A", as such attachment may be revised from time to time;

                                      and

          He/she will not use any competitively sensitive information they have received while employed by FATS for the benefit of any of the businesses listed on Attachment "A", as such attachment may be revised from time to time;

                                      and

          He/she will not permit any competitively sensitive information they have received while employed by FATS to be used by or for the benefit of any of the businesses listed on Attachment "A", as such attachment may be revised from time to time.

6. Employee agrees that any dispute arising out of the terms of this agreement (including any dispute as to the enforceability of this agreement) must be resolved in a court of competent jurisdiction in Fulton County, Georgia, or, at the option of either the Employee or FATS, through arbitration under the auspices and rules of the American Arbitration Association in Fulton County, Georgia.

7. If any provision of this agreement is found to be invalid, such invalidity shall not affect the enforceability of the other provisions of this agreement.

8. This agreement supersedes the confidentiality/noncompete agreement dated April 10, 1995.

ACKNOWLEDGED AND AGREED TO
this     day of     , 1995

FIREARMS TRAINING SYSTEMS, INC.

-------------------------------
By:
 Its
    ---------------------------


              -and-


-------------------------------
          [Employee]